UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 2, 2024
Date of Report (date of earliest event reported)
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Kinetik Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38048 (Commission File Number)	81-4675947 (I.R.S. Employer Identification Number)
2700 Post Oak Blvd. Suite 300 Houston, Texas 77056
(Address of principal executive offices and zip code)
((713)) 621-7330
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 2, 2024 (the “Closing Date”), Kinetik Holdings LP, a Delaware limited partnership (“Kinetik LP”), which is a subsidiary of Kinetik Holdings Inc., a Delaware corporation (the “Company”), entered into an accounts receivable securitization facility in the aggregate principal amount of up to $150 million (the “A/R Facility”) to provide additional liquidity and funding for the ongoing business needs of Kinetik LP and its subsidiaries.
The documentation for the A/R Facility includes (i) a Receivables Purchase Agreement, dated as of April 2, 2024 (the “Receivables Purchase Agreement”), by and among Kinetik Receivables LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary of Kinetik LP, as the seller (the “Seller”), Kinetik LP, as the servicer (the “Servicer”), the persons from time to time party thereto as purchasers (the “Purchasers”), PNC Bank, National Association, as administrative agent (“PNC” or “Administrative Agent”), and PNC Capital Markets LLC, as structuring agent and sustainability agent and (ii) a Sale and Contribution Agreement, dated as of April 2, 2024 (the “Sale and Contribution Agreement”). The A/R Facility has a scheduled termination date on April 1, 2025, unless terminated earlier in accordance with its terms.
In connection with the A/R Facility, Kinetik LP and certain wholly-owned direct and indirect domestic subsidiaries of Kinetik LP (the “Originators”), have sold and/or contributed, and will continue to sell and/or contribute, all of their accounts receivable generated in the ordinary course of their business (other than certain excluded receivables) and certain related assets (collectively, “Receivables”) to the Seller pursuant to the Sale and Contribution Agreement. Pursuant to the Receivables Purchase Agreement, the Seller may, from time to time, in turn sell Receivables, to the Purchasers, in exchange for payment as set forth in the Receivables Purchase Agreement.
The Seller will pay the applicable Yield Rate (as defined in the Receivables Purchase Agreement) with respect to the investments made by the Purchasers under the Receivables Purchase Agreement. The Seller will also pay certain customary fees under the Receivables Purchase Agreement on a monthly basis.
The Servicer will be responsible for initial servicing and collection of the Receivables, and provide a customary guaranty of performance of the respective obligations of Originators to the Administrative Agent, Purchasers, and the other secured parties under the Receivables Purchase Agreement. However, neither the Servicer nor any of the Servicer’s other subsidiaries is guaranteeing the payment of Seller’s obligations under the Receivables Purchase Agreement, or the creditworthiness of the obligors thereunder.
The Receivables Purchase Agreement and the Sale and Contribution Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for the acceleration of amounts owed by the Seller to the Purchasers under the Receivables Purchase Agreement upon the occurrence of certain events.
The foregoing descriptions of the Receivables Purchase Agreement and the Sale and Contribution Agreement are qualified in its entirety by reference to the full and complete terms of the Receivables Purchase Agreement and the Sale and Contribution Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03.    Entry Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On April 3, 2024, Ben Rodgers notified the Board of Directors (the “Board”) of the Company that he would be resigning as a member of the Board, effective immediately. Mr. Rodgers expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of Director

On April 3, 2024, the Board appointed William Ordemann to serve as director of the Board, effective immediately. Mr. Ordemann was also appointed to serve as a member of the Governance and Sustainability Committee and to replace Ms. Laura Sugg as a member of the Audit Committee. Ms. Sugg remains on the Board and continues to serve on the Compensation Committee and the Governance and Sustainability Committee.

As a non-employee and non-affiliate director of the Board, Mr. Ordemann will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s) in accordance with the Company’s policies, prorated for his service until the Company’s 2024 Annual Meeting of Stockholders.
Mr. Ordemann is not a party to any arrangements or understandings with any other persons pursuant to which he was selected as a director of the Board. Mr. Ordemann has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Ordemann will enter into the standard form indemnification agreement with the Company that the Company has entered into with each of its other directors and officers. The agreement requires the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the indemnification agreement is a summary only and is subject to, and qualified in its entirety by reference to, the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 28, 2022 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release announcing Mr. Ordemann’s appointment to the Board. On April 3, 2024, the Company issued a press release announcing the entry of the A/R facility. Copies of the Company’s press releases are attached hereto and furnished as Exhibits 99.1 and 99.2 and are incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1†
Receivables Purchase Agreement, dated as of April 2, 2024, by and among Kinetik Receivables LLC, as the seller, Kinetik Holdings LP, a subsidiary of Kinetik Holdings Inc., as the servicer, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as structuring agent, and the purchasers party thereto.

10.2†	Sale and Contribution Agreement, dated as of April 2, 2024, by and among Kinetik Holdings LP, a subsidiary of Kinetik Holdings Inc., Kinetik Receivables LLC and the originators party thereto.
99.1	Press Release, dated April 3, 2024, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K).
99.2	Press Release, dated April 4, 2024, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†    Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the SEC upon request. Redactions and omissions are designated with brackets containing asterisks.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 5, 2024
KINETIK HOLDINGS INC.
        By:    /s/ Todd Carpenter
Name:     Todd Carpenter
Title:     General Counsel, Assistant Secretary and Chief Compliance Officer
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